Merix Corporation Announces First Quarter Fiscal 2010 Results

BEAVERTON, OR -- (Marketwire - October 06, 2009) - Merix Corporation (NASDAQ: MERX) today announced consolidated financial results for the first quarter of fiscal 2010 ended August 29, 2009.

Highlights

   -- Sequential quarterly revenue levels stabilized.  We are experiencing increased demand for the second quarter of fiscal 2010
   -- We realized quarterly book to bills of 1.03 in North America and
      1.16 in Asia
   -- Continued growth in the Defense & Aerospace end market
   -- Ended quarter with $21.4 million in cash and cash equivalents
   -- Cash and unused borrowing availability total $63.5 million, representing an $8.7 million increase compared to the previous quarter

Financial Results

The Company reported a net loss of $8.2 million or $0.38 per diluted share on revenue of $57.8 million for the first quarter of fiscal 2010, which compares to a net loss of $2.1 million or $0.10 per diluted share on revenue of $90.6 million in the first quarter of fiscal 2009.

Included in the fiscal 2010 first quarter loss was $1.6 million of non-recurring expense items comprised of the following:

   -- $0.6 million of non-cash impairment charges associated with the retirement of certain manufacturing equipment in our Oregon facility;
   -- $0.3 million of severance payments; and
   -- $0.7 million of legal and professional costs primarily related to our ongoing securities litigation efforts and the recently announced merger with ViaSystems Group, Inc.

Commenting on the recent first quarter performance, Michael D. Burger, President and Chief Executive Officer, said, "Our first quarter revenue decreased 2% compared to the fourth quarter of fiscal 2009, but does not reflect a significant improvement in demand experienced during July and August that has continued into the second fiscal quarter. Our book-to-bill ratio improved in the current quarter, exceeding 1:1 in both North America and Asia for the first time in over a year. Backlog increased by nearly $4 million which we anticipate will lead to second quarter revenue growth."

Mr. Burger continued, "We are pleased to report a significant increase in both our North America and Asia order activity. We continue to target an optimized cost structure, while carefully managing capacity to respond to the recent increases in demand. Further, our factory metrics for quality, yields and on-time delivery continue to show positive trends, which is a tribute to the entire operating team in a tough environment."

Merix' overall gross margins averaged 6.1% of revenue for the first quarter compared to 11.3% and 8.5% in the first quarter of fiscal 2009 and fourth quarter of fiscal 2009, respectively. The decrease in gross margin is primarily due to product mix, as the initial demand increases experienced in the first half of the quarter were primarily in lower priced, lower technology boards sold in the current quarter. First quarter of fiscal 2010 shipments to the automotive end market grew 27% compared to the fourth quarter of fiscal 2009. During the latter half of the quarter, we saw a broader-based market segment recovery in both North America and Asia operating units, which should be reflected in second quarter revenue and margin enhancements.

Operating expenses, exclusive of impairment and restructuring charges and certain legal and professional expenses associated primarily with our securities litigation process, totaled $8.0 million in the first quarter of fiscal 2010 compared to $10.8 million and $8.1 million in the first quarter of fiscal 2009 and fourth quarter of fiscal 2009, respectively.

Liquidity

During the first quarter the Company continued to show good progress in managing its working capital and the balance sheet. Merix ended the first quarter of fiscal 2010 with $21.4 million in cash and cash equivalents. Borrowings under the Company's credit facilities increased by $5.0 million to $13.0 million at the end of the quarter, with $42.2 million of remaining availability under the credit facilities. At the end of the first quarter, total cash and available borrowing capacity equals $63.5 million, representing an $8.7 million increase from the amounts reported in our fiscal 2009 annual report, due to the new credit facility with the Industrial and Commercial Bank of China, Ltd. as well as increases in the borrowing base under our existing Bank of America, N.A. line of credit.

Conference Call and Webcast Information

Merix will conduct a conference call and live webcast Wednesday, October 7, 2009 at 5:30 a.m. PT. Management will discuss first quarter fiscal 2010 financial results, provide a qualitative discussion regarding our business outlook and comment further on the strategic direction of the Company. To access the webcast, log on to www.merix.com.

An online replay of the webcast will be available at 10:30 a.m. PT on October 7, 2009 and a telephone replay will be available from 4:00 p.m. PT on October 7, 2009 until 11:59 pm PT on Wednesday, October 14, 2009 by calling (320) 365-3844, access code 117807.

About Merix

Merix is a leading manufacturer of technologically advanced, multilayer, rigid printed circuit boards for use in sophisticated electronic equipment. Merix provides high-performance materials, quick-turn prototype, pre-production and volume production services to its customers. Principal markets served by Merix include communications and networking, computing and peripherals, test, industrial and medical, defense and aerospace, and automotive end markets in the electronics industry. Additional corporate information is available on the internet at www.merix.com.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 relating to the Company's business operations and prospects, including statements related to estimates of financial results for future reporting periods that are made pursuant to the safe harbor provisions of the federal securities laws. These forward-looking statements, which may be identified by the inclusion of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "goals" and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change. Actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: our ability to control or pass through increases in the cost of raw materials and supplies; anticipated changes in customer order levels, product mix and inventory build-up; lower than expected or delayed sales; continued availability of our line of credit facility or sources of additional capital; the ability to successfully restructure Merix Oregon; fluctuations in demand for products and services of the Company, including quick-turn and premium services; foreign currency risk; the introduction of new products or technologies by competitors; the ability to avoid unanticipated costs, including costs relating to product quality issues and customer warranty claims; ability to hire, train and retain necessary labor to produce our products; pricing and other competitive pressures in the industry from domestic and global competitors; all other risks inherent in foreign operations such as increased regulatory complexity and compliance cost and greater political and economic instability; our ability to fully utilize our assets and control costs; our ability to retain or attract employees with sufficient know-how to conduct our manufacturing processes and maintain or increase our production output and quality; and other risks listed from time to time in the Company's filings with the Securities and Exchange Commission or otherwise disclosed by the Company, including those set forth in the Company's Annual Report on Form 10-K for the year ended May 30, 2009. Merix Corporation does not undertake to update any such factors or to publicly announce developments or events relating to the matters described herein.

                            MERIX CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (in thousands, except earnings per share data)
                                (Unaudited)

                                                 Fiscal quarter ended
                                           -------------------------------
                                            Aug. 29,    May 30,   Aug. 30,
                                             2009       2009       2008
                                           ---------  ---------  ---------
Net sales:
   North America                           $  26,297  $  27,274  $  44,917
   Asia                                       31,500     31,605     45,710
                                           ---------  ---------  ---------
      Total net sales                         57,797     58,879     90,627
Cost of sales:
   North America                              27,068     26,797     39,753
   Asia                                       27,215     27,081     40,600
                                           ---------  ---------  ---------
      Total cost of sales                     54,283     53,878     80,353
                                           ---------  ---------  ---------
Gross profit:
   North America                                (771)       477      5,164
   Asia                                        4,285      4,524      5,110
                                           ---------  ---------  ---------
      Total gross proft                        3,514      5,001     10,274
                                           ---------  ---------  ---------

Gross margin:
   North America                                -2.9%       1.7%      11.5%
   Asia                                         13.6%      14.3%      11.2%
                                           ---------  ---------  ---------
      Total gross margin                         6.1%       8.5%      11.3%
                                           ---------  ---------  ---------

Operating expenses:
   Engineering                                   261        361        563
   Selling, general and administrative         7,966      8,829      9,702
   Amortization of intangible assets             469        469        520
   Impairment and severance charges              956      1,991       (527)
                                           ---------  ---------  ---------
      Total operating expenses                 9,652     11,650     10,258
                                           ---------  ---------  ---------
   Operating income (loss)                    (6,138)    (6,649)        16
Other expense, net                            (1,088)    (1,049)    (1,189)
                                           ---------  ---------  ---------
Loss before income taxes                      (7,226)    (7,698)    (1,173)
Provision for income taxes                       909        579        728
                                           ---------  ---------  ---------
Net loss                                      (8,135)    (8,277)    (1,901)
Net loss attributable to non-controlling
 interests                                        99         86        246
                                           ---------  ---------  ---------
Net loss attributable to Merix common
 shareholders                              $  (8,234) $  (8,363) $  (2,147)
                                           =========  =========  =========

Diluted net loss per share                 $   (0.38) $   (0.39) $   (0.10)
                                           =========  =========  =========

Diluted shares used in per share
 calculations                                 21,614     21,573     20,794
                                           =========  =========  =========

                            MERIX CORPORATION
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                              (in thousands)

                                     (unaudited)  (unaudited)  Per FY 2009
                                                  Revised (1)      10-K
                                     May 30, 2009 May 30, 2009 May 30, 2009
                                     ------------ ------------ ------------
Assets:
Cash and short-term investments      $     21,353 $     16,141 $     17,571
Accounts receivable, net                   42,219       43,290       43,285
Inventories, net                           14,941       14,593       14,367
Assets held for sale                          112            3            3
Deferred income taxes                         160          160          160
Prepaid and other current assets            6,928        5,437        4,896
                                     ------------ ------------ ------------
  Total current assets                     85,713       79,624       80,282

Property, plant and equipment, net         89,458       95,170       95,883
Goodwill                                   11,392       11,392       11,392
Intangible assets, net                      6,359        6,828        6,884
Deferred income taxes                         521          521          612
Assets held for sale                        1,146        1,146        1,146
Other assets                                4,328        4,470        4,471
                                     ------------ ------------ ------------
  Total assets                       $    198,917 $    199,151      200,670
                                     ============ ============ ============

Liabilities and Shareholders'
 Equity:
Accounts payable                     $     34,514 $     33,371       33,263
Accrued liabilities                        14,547       13,529       14,715
                                     ------------ ------------ ------------
  Total current liabilities                49,061       46,900       47,978

Long-term debt                             83,000       78,000       78,000
Other long-term liabilities                 4,582        3,933        4,234
                                     ------------ ------------ ------------
  Total liabilities                       136,643      128,833      130,212
                                     ------------ ------------ ------------

Non-controlling interests                   3,709        3,985        3,935
Shareholders' equity attributable to
 Merix common shareholders                 58,565       66,333       66,523
                                     ------------ ------------ ------------
  Total shareholders' equity               62,274       70,318       70,458
                                     ------------ ------------ ------------
  Total liabilities and
   shareholders' equity              $    198,917 $    199,151      200,670
                                     ============ ============ ============

(1) As revised to reflect elimination of one-month reporting lag for Asia subsidiary.

                            MERIX CORPORATION
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                              (in thousands)
                                (Unaudited)

                                                    Fiscal quarter ended
                                                  ------------------------
                                                   August 29,   August 30,
                                                      2009         2008
                                                  -----------  -----------
Cash flows from operating activities:
  Net loss                                        $    (8,135) $    (1,901)
    Net adjustments to reconcile loss to net cash
     provided by operating activitities:
        Depreciation and amortization                   5,833        5,457
        Other non-cash items                            1,108           (1)
    Changes in working capital                          1,813        5,578
                                                  -----------  -----------
        Net cash provided by operating activities         619        9,133

Cash flows from investing activities:
  Purchases of property, plant and equipment             (422)      (9,421)
  Proceeds from disposal of property, plant and
   equipment                                               23          555
                                                  -----------  -----------
        Net cash used in investing activities            (399)      (8,866)

Cash flows from financing activities:
  Borrowings on long-term notes payable                 1,500            -
  Net borrowings on revolving line of credit            3,500            -
  Other financing activities, net                          (8)         (57)
                                                  -----------  -----------
        Net cash used in financing activities           4,992          (57)
                                                  -----------  -----------

Net change in cash and cash equivalents                 5,212          210

Cash and cash equivalents
  Beginning of period                                  16,141        5,728
                                                  -----------  -----------
  End of period                                   $    21,353  $     5,938
                                                  ===========  ===========

                            MERIX CORPORATION
                DETAIL OF ADJUSTMENT TO RETAINED EARNINGS
                  ASIA SUBSIDIARY RESULTS OF OPERATIONS
                        AND CASH FLOWS - MAY 2009
              (in thousands, except earnings per share data)
                                (Unaudited)

First quarter results are reported without the one-month reporting lag for our Asia subsidiary which had been employed since its acquisition in 2005 through the end of fiscal 2009.  Accordingly, the Asia results of operations in the month of May 2009 were not included in either the fourth quarter or first quarter results, but were recorded as a $0.2 million adjustment to equity at the beginning of the current quarter, as detailed below:

                                           Four weeks
                                             ended
                                          May 30, 2009
                                         --------------
Net sales                                $        8,182
Cost of sales                                     7,389
                                         --------------
Gross profit                                        793
                                         --------------
Gross margin                                        9.7%
Operating expenses:
  Engineering                                        56
  Selling, general and administrative               510
  Amortization of intangible assets                  56
  Severance and restructuring charges               197
                                         --------------
    Total operating expenses                        819
                                         --------------
  Operating income (loss)                           (26)
Other expense, net                                  (16)
                                         --------------
Loss before income taxes and minority
 interests                                          (42)
Provision for income taxes                           99
                                         --------------
Net loss                                           (141)
Net income attributable to
 non-controlling interests                           50
                                         --------------
Net loss attributable to Merix common
 shareholders                            $         (191)
                                         ==============

Cash flows from operating activities:
  Net loss                               $         (141)
    Net adjustments to reconcile loss
     to net cash provided by operating
     activitities:
      Depreciation and amortization                 792
      Other non-cash items                           91
    Changes in working capital                     (611)
    Change in due from affiliate                 (1,380)
                                         --------------
      Net cash used in operating
       activities                                (1,249)

Cash flows from investing activities:
  Purchases of property, plant and
   equipment                                       (181)
                                         --------------
      Net cash used in investing
       activities                                  (181)

Cash flows from financing activities                  -

                                         --------------
Net change in cash and cash equivalents  $       (1,430)
                                         ==============

                         SUPPLEMENTAL INFORMATION
                         NET SALES STATISTICS AND
                  CASH, AVAILABLE CREDIT AND BORROWINGS
                              (in thousands)
                                (Unaudited)

                                            Three months ended
                               -------------------------------------------
                                 August 29,                    August 30,
                                   2009       May 30, 2009       2008
                               -------------  -------------  -------------
Net Sales by End Markets:
   Communications & Networking $ 19,529   34% $ 23,125   39% $ 38,776   43%
   Automotive                    12,773   22%   10,050   17%   19,413   21%
   Computing & Peripherals        4,039    7%    4,074    7%    6,585    7%
   Test, Industrial and
    Medical                       8,274   14%    9,300   16%   10,419   12%
   Defense & Aerospace            7,157   13%    6,881   12%    7,223    8%
   Other                          6,025   10%    5,449    9%    8,211    9%
                               --------  ---  --------  ---  --------  ---
                               $ 57,797  100% $ 58,879  100% $ 90,627  100%
                               ========  ===  ========  ===  ========  ===

Net Sales by Type:
   Quick-Turn & Premium        $ 11,496   20% $ 10,550   18% $ 17,979   20%
   Full Lead Time                46,301   80%   48,329   82%   72,648   80%
                               --------  ---  --------  ---  --------  ---
                               $ 57,797  100% $ 58,879  100% $ 90,627  100%
                               ========  ===  ========  ===  ========  ===

Top 5 Customers (as % of net
 sales)                              34%            35%            40%
                               ========       ========       ========

Current Period Change in
 Average Pricing Compared to:                     Three months ended
                                              ----------------------------
                                                               August 30,
                                              May 30, 2009       2008
                                              -------------  -------------
   North America                                    -4%            -2%
   Asia                                            -10%             3%
                                              -------------  -------------
      Consolidated                                 -11%            -4%
                                              =============  =============

Current Period Change in Unit                      Three months ended
 Volumes Compared to:                         ----------------------------
                                                               August 30,
                                              May 30, 2009       2008
                                              -------------  -------------
   North America                                     1%           -40%
   Asia                                             11%           -33%
                                              -------------  -------------
      Consolidated                                  10%           -34%
                                              =============  =============

Cash, Borrowings and             August 29,  (Per 2009 10-K)   August 30,
 Credit Availability:              2009        May 30, 2009      2008
                               -------------  -------------  -------------
   Cash                        $      21,353       $ 17,571       $  5,938
   Credit Availability                55,167         45,265         50,519
   Outstanding Borrowings            (13,000)        (8,000)             -
                               -------------  -------------  -------------
      Net Cash & Available
       Credit                         63,520         54,836         56,457
                               =============  =============  =============

Merix Investor Relations Contact:
Allen Muhich
Vice President, Finance
503.716.3700